Exhibit 99

NEWS RELEASE
    5875 Landerbrook Drive Cleveland, Ohio 44124-4069
    Tel. (440) 229-5151 Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130

For Immediate Release
Wednesday, May 15, 2024

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, May 15, 2024 – NACCO Industries® (NYSE: NC) today announced that the Board of Directors increased its regular cash dividend from 21.75 cents to 22.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid June 17, 2024 to stockholders of record at the close of business on May 31, 2024. The new dividend is equal to an annual rate of $0.91 per share.

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

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